Exhibit 99.1

NEWS RELEASE

TCF Financial Corporation • 200 Lake Street East • Wayzata MN 55391

FOR IMMEDIATE RELEASE

Contact:
Mark Goldman        (952) 475-7050        news@tcfbank.com         (Media)
Jason Korstange        (952) 745-2755        investor@tcfbank.com        (Investors)

TCF REPORTS QUARTERLY NET INCOME OF $56.3 MILLION, OR 31 CENTS PER SHARE

THIRD QUARTER HIGHLIGHTS
- Revenue of $331.7 million, up 4.5 percent from the third quarter of 2015
- Non-interest expense of $228.9 million, up 3.0 percent from the third quarter of 2015
- Efficiency ratio of 69.0 percent, down 101 basis points from the third quarter of 2015
- Period-end loans and leases of $17.4 billion, up 1.1 percent from September 30, 2015
- Loan and lease originations of $4.2 billion, up 8.7 percent from the third quarter of 2015
- Average deposits of $17.1 billion, up 7.3 percent from the third quarter of 2015
- Non-accrual loans and leases of $190.0 million, down 7.8 percent from September 30, 2015
- Net charge-offs as a percentage of average loans and leases of 0.26 percent, up 3 basis points from the third quarter of 2015
- Earnings per share of 31 cents, up 6.9 percent from the third quarter of 2015

Summary of Financial Results								Table 1
				Percent Change
(Dollars in thousands, except per-share data)	3Q	2Q	3Q	3Q16 vs	3Q16 vs	YTD	YTD	Percent
	2016	2016	2015	2Q16	3Q15	2016	2015	Change
Net income attributable to TCF	$56,292	$57,694	$52,575	(2.4)%	7.1%	$162,032	$144,631	12.0%
Net interest income	212,018	212,984	205,270	(0.5)	3.3	636,660	614,719	3.6
Diluted earnings per common share	0.31	0.31	0.29	—	6.9	0.88	0.78	12.8

Financial Ratios(1)
Return on average assets	1.12%	1.14%	1.10%			1.07%	1.02%
Return on average common equity	9.59	10.09	9.76			9.39	9.07
Return on average tangible common equity(2)	10.78	11.38	11.12			10.58	10.37
Net interest margin	4.34	4.35	4.40			4.35	4.45
Net charge-offs as a percentage of average loans and leases	0.26	0.23	0.23			0.25	0.31

(1) Annualized.
(2) See "Reconciliation of GAAP to Non-GAAP Financial Measures" table.

WAYZATA, Minn. (October 21, 2016) - TCF Financial Corporation ("TCF" or the "Company") (NYSE: TCB) today reported net income of $56.3 million for the third quarter of 2016, compared with $52.6 million for the third quarter of 2015 and $57.7 million for the second quarter of 2016. Diluted earnings per common share was 31 cents for the third quarter of 2016, compared with 29 cents for the third quarter of 2015 and 31 cents for the second quarter of 2016.

TCF reported net income of $162.0 million for the first nine months of 2016, compared with $144.6 million for the same period in 2015. Diluted earnings per common share was 88 cents for the first nine months of 2016, compared with 78 cents for the same period in 2015.

"TCF reported another good quarter of financial results demonstrating consistent performance and revenue growth year-over-year," said Craig R. Dahl, president and chief executive officer. "During the third quarter, loan and lease originations remained strong, credit stabilization continued, deposit costs remained flat and capital levels increased – all of which position us for consistent profitability and continued value creation for shareholders.

"Despite a slow growth economy and persistent rate headwinds, we successfully achieved profitable growth and positive operating leverage, while at the same time reinvesting in our businesses to enhance our ability to meet the evolving needs of our customers. I am encouraged by the enterprise-wide commitment TCF has shown toward serving our customers while executing on our four strategic pillars of diversification, profitable growth, operating leverage and core funding."

Revenue

Total Revenue								Table 2
				Percent Change
(Dollars in thousands)	3Q	2Q	3Q	3Q16 vs	3Q16 vs	YTD	YTD	Percent
	2016	2016	2015	2Q16	3Q15	2016	2015	Change
Net interest income	$212,018	$212,984	$205,270	(0.5)%	3.3%	$636,660	$614,719	3.6%
Non-interest income:
Fees and service charges	35,093	34,622	36,991	1.4	(5.1)	102,532	107,258	(4.4)
Card revenue	13,747	14,083	13,803	(2.4)	(0.4)	41,193	40,606	1.4
ATM revenue	5,330	5,288	5,739	0.8	(7.1)	15,639	16,401	(4.6)
Subtotal	54,170	53,993	56,533	0.3	(4.2)	159,364	164,265	(3.0)
Gains on sales of auto loans, net	11,624	10,143	10,423	14.6	11.5	33,687	27,444	22.7
Gains on sales of consumer real estate loans, net	13,528	10,839	7,143	24.8	89.4	33,751	27,860	21.1
Servicing fee income	10,393	9,502	8,049	9.4	29.1	28,778	22,607	27.3
Subtotal	35,545	30,484	25,615	16.6	38.8	96,216	77,911	23.5
Leasing and equipment finance	28,289	31,074	27,165	(9.0)	4.1	87,850	75,774	15.9
Other	2,270	2,405	3,070	(5.6)	(26.1)	7,518	8,657	(13.2)
Fees and other revenue	120,274	117,956	112,383	2.0	7.0	350,948	326,607	7.5
Gains (losses) on securities, net	(600)	—	(131)	N.M.	N.M.	(716)	(268)	(167.2)
Total non-interest income	119,674	117,956	112,252	1.5	6.6	350,232	326,339	7.3
Total revenue	$331,692	$330,940	$317,522	0.2	4.5	$986,892	$941,058	4.9

Net interest margin(1)	4.34%	4.35%	4.40%			4.35%	4.45%
Total non-interest income as a percentage of total revenue	36.1	35.6	35.4			35.5	34.7

N.M. Not Meaningful.
(1) Annualized.

Net Interest Income

•
Net interest income for the third quarter of 2016 increased $6.7 million, or 3.3 percent, compared with the third quarter of 2015. The increase was primarily due to higher interest income from inventory finance loans and higher average balances of loans and leases held for sale, securities available for sale, auto finance loans, and leasing and equipment finance loans and leases. These increases were partially offset by lower interest income from consumer real estate first mortgage lien loan balances and higher interest expense on certificates of deposit.

•
Net interest margin for the third quarter of 2016 was 4.34 percent, compared with 4.40 percent for the third quarter of 2015. The decrease was primarily due to higher average interest rates resulting from promotions for certificates of deposit.

Non-interest Income

•
Fees and service charges for the third quarter of 2016 were $35.1 million, down $1.9 million, or 5.1 percent, from the third quarter of 2015. The decrease was primarily due to ongoing consumer behavior changes, as well as higher average checking account balances per customer.

•
Gains on sales of auto loans, net for the third quarter of 2016 were $11.6 million, up $1.2 million, or 11.5 percent, from the third quarter of 2015 and up $1.5 million, or 14.6 percent, from the second quarter of 2016. TCF sold $614.9 million, $436.6 million and $533.4 million of auto loans during the third quarters of 2016 and 2015 and the second quarter of 2016, respectively.

•
Gains on sales of consumer real estate loans, net for the third quarter of 2016 were $13.5 million, up $6.4 million, or 89.4 percent, from the third quarter of 2015 and up $2.7 million, or 24.8 percent, from the second quarter of 2016. TCF sold $437.1 million, $246.0 million and $344.6 million of consumer real estate loans during the third quarters of 2016 and 2015 and the second quarter of 2016, respectively.

•
Servicing fee income was $10.4 million on $5.1 billion of average loans and leases serviced for others for the third quarter of 2016, compared with $8.0 million on $4.0 billion for the third quarter of 2015 and $9.5 million on $4.7 billion for the second quarter of 2016. The increases from both periods were primarily due to the cumulative effect of the increase in the portfolio of auto and consumer real estate loans sold with servicing retained by TCF.

Loans and Leases

Period-End and Average Loans and Leases								Table 3
				Percent Change
(Dollars in thousands)	3Q	2Q	3Q	3Q16 vs	3Q16 vs	YTD	YTD	Percent
	2016	2016	2015	2Q16	3Q15	2016	2015	Change
Period-End:
Consumer real estate:
First mortgage lien	$2,313,044	$2,409,320	$2,724,594	(4.0)%	(15.1)%
Junior lien	2,674,280	2,677,522	2,889,120	(0.1)	(7.4)
Total consumer real estate	4,987,324	5,086,842	5,613,714	(2.0)	(11.2)
Commercial	3,150,199	3,096,046	3,112,325	1.7	1.2
Leasing and equipment finance	4,236,224	4,120,359	3,873,581	2.8	9.4
Inventory finance	2,261,086	2,334,893	2,153,385	(3.2)	5.0
Auto finance	2,731,900	2,812,807	2,427,367	(2.9)	12.5
Other	17,886	20,890	20,674	(14.4)	(13.5)
Total	$17,384,619	$17,471,837	$17,201,046	(0.5)	1.1

Average:
Consumer real estate:
First mortgage lien	$2,353,097	$2,464,692	$2,793,129	(4.5)%	(15.8)%	$2,463,497	$2,934,536	(16.1)%
Junior lien	2,782,479	2,794,035	2,813,253	(0.4)	(1.1)	2,820,319	2,693,623	4.7
Total consumer real estate	5,135,576	5,258,727	5,606,382	(2.3)	(8.4)	5,283,816	5,628,159	(6.1)
Commercial	3,092,115	3,109,946	3,118,024	(0.6)	(0.8)	3,119,952	3,139,969	(0.6)
Leasing and equipment finance	4,147,488	4,032,112	3,821,590	2.9	8.5	4,057,755	3,767,954	7.7
Inventory finance	2,272,409	2,564,648	2,036,054	(11.4)	11.6	2,422,979	2,145,535	12.9
Auto finance	2,670,272	2,751,679	2,361,057	(3.0)	13.1	2,708,470	2,198,983	23.2
Other	9,252	9,585	9,833	(3.5)	(5.9)	9,617	10,721	(10.3)
Total	$17,327,112	$17,726,697	$16,952,940	(2.3)	2.2	$17,602,589	$16,891,321	4.2

•
Period-end loans and leases were $17.4 billion at September 30, 2016, an increase of $0.2 billion, or 1.1 percent, compared with September 30, 2015 and a decrease of $0.1 billion, or 0.5 percent, compared with June 30, 2016. Average loans and leases were $17.3 billion for the third quarter of 2016, an increase of $0.4 billion, or 2.2 percent, compared with the third quarter of 2015 and a decrease of $0.4 billion, or 2.3 percent, compared with the second quarter of 2016.

The increases from September 30, 2015 were primarily due to an increase in the leasing and equipment finance portfolio due to strong originations, the maturation of the business model in auto finance and the expansion of the number of active dealers in inventory finance, partially offset by run-off in the consumer real estate first mortgage lien portfolio. The decrease from the second quarter of 2016 for average loans and leases was primarily due to the seasonal decrease in the inventory finance portfolio and run-off in the consumer real estate first mortgage lien portfolio, partially offset by an increase in the leasing and equipment finance portfolio due to strong originations.

•
Loan and lease originations were $4.2 billion for the third quarter of 2016, an increase of $0.3 billion, or 8.7 percent, compared with the third quarter of 2015 and consistent with the second quarter of 2016. The increase from the third quarter of 2015 was primarily due to increased originations in auto finance, inventory finance and consumer real estate.

Credit Quality

Credit Trends							Table 4
						Change
(Dollars in thousands)	3Q	2Q	1Q	4Q	3Q	3Q16 vs	3Q16 vs
	2016	2016	2016	2015	2015	2Q16	3Q15
Over 60-day delinquencies as a percentage of period-end loans and leases(1)	0.11%	0.12%	0.10%	0.11%	0.17%	(1) bps	(6) bps
Net charge-offs as a percentage of average loans and leases(2)	0.26	0.23	0.27	0.29	0.23	3	3
Non-accrual loans and leases and other real estate owned	$223,759	$232,334	$241,090	$250,448	$264,694	(3.7)%	(15.5)%
Provision for credit losses	13,894	13,250	18,842	17,607	10,018	4.9	38.7

(1) Excludes acquired portfolios and non-accrual loans and leases.
(2) Annualized.

•
The over 60-day delinquency rate, excluding acquired portfolios and non-accrual loans and leases, was 0.11 percent at September 30, 2016, down from 0.17 percent at September 30, 2015, and down from 0.12 percent at June 30, 2016. The decreases from both periods were primarily driven by improved delinquencies in the commercial real estate portfolio, partially offset by an increase in delinquencies in the auto finance portfolio.

•
The net charge-off rate was 0.26 percent for the third quarter of 2016, up from 0.23 percent for both the third quarter of 2015 and the second quarter of 2016. The increases from both periods were primarily due to increased net charge-offs in the auto finance portfolio, partially offset by improved credit quality in the consumer real estate portfolio.

•
Non-accrual loans and leases and other real estate owned was $223.8 million at September 30, 2016, a decrease of $40.9 million, or 15.5 percent, from September 30, 2015, and a decrease of $8.6 million, or 3.7 percent, from June 30, 2016. The decreases from both periods were primarily due to improving credit quality trends in the consumer and commercial real estate portfolios and sales of other real estate owned outpacing additions. Total non-accrual loans and leases and other real estate owned at September 30, 2016 was the lowest balance since the third quarter of 2008.

•
Provision for credit losses was $13.9 million for the third quarter of 2016, an increase of $3.9 million, or 38.7 percent, from the third quarter of 2015, and an increase of $0.6 million, or 4.9 percent, from the second quarter of 2016. The increase from the third quarter of 2015 was primarily due to increased reserve requirements related to growth and higher net charge-offs in the auto finance and leasing and equipment finance portfolios. The increase from the second quarter of 2016 was primarily due to higher net charge-offs and growth in the leasing and equipment finance portfolio.

Deposits

Average Deposits								Table 5
				Percent Change
(Dollars in thousands)	3Q	2Q	3Q	3Q16 vs	3Q16 vs	YTD	YTD	Percent
	2016	2016	2015	2Q16	3Q15	2016	2015	Change

Checking	$5,673,888	$5,727,147	$5,405,442	(0.9)%	5.0%	$5,664,812	$5,378,571	5.3%
Savings	4,672,642	4,690,376	4,872,853	(0.4)	(4.1)	4,692,189	5,026,475	(6.7)
Money market	2,496,590	2,557,897	2,297,893	(2.4)	8.6	2,509,033	2,236,811	12.2
Certificates of deposit	4,304,990	4,308,367	3,400,282	(0.1)	26.6	4,239,676	3,187,577	33.0
Total average deposits	$17,148,110	$17,283,787	$15,976,470	(0.8)	7.3	$17,105,710	$15,829,434	8.1

Average interest rate on deposits(1)	0.37%	0.37%	0.31%			0.36%	0.29%

(1) Annualized.

•
Total average deposits for the third quarter of 2016 increased $1.2 billion, or 7.3 percent, from the third quarter of 2015, primarily due to special campaigns for certificates of deposit as well as growth in checking and money market balances.

•
The average interest rate on deposits for the third quarter of 2016 was 0.37 percent, up 6 basis points from the third quarter of 2015, primarily due to higher average interest rates resulting from promotions for certificates of deposit.

Non-interest Expense

Non-interest Expense								Table 6
				Change
(Dollars in thousands)	3Q	2Q	3Q	3Q16 vs	3Q16 vs	YTD	YTD	Percent
	2016	2016	2015	2Q16	3Q15	2016	2015	Change

Compensation and employee benefits	$117,155	$118,093	$116,708	(0.8)%	0.4%	$359,721	$348,682	3.2%
Occupancy and equipment	37,938	36,884	34,159	2.9	11.1	111,830	107,138	4.4
FDIC insurance	4,082	3,751	4,832	8.8	(15.5)	11,946	15,089	(20.8)
Advertising and marketing	5,488	5,678	5,793	(3.3)	(5.3)	17,053	17,466	(2.4)
Other	49,851	49,987	45,750	(0.3)	9.0	143,186	139,770	2.4
Subtotal	214,514	214,393	207,242	0.1	3.5	643,736	628,145	2.5
Operating lease depreciation	10,038	9,842	9,485	2.0	5.8	29,453	25,801	14.2
Foreclosed real estate and repossessed assets, net	4,243	3,135	5,680	35.3	(25.3)	11,298	18,253	(38.1)
Other credit costs, net	83	(54)	(123)	N.M.	N.M.	41	(39)	N.M.
Total non-interest expense	$228,878	$227,316	$222,284	0.7	3.0	$684,528	$672,160	1.8

Efficiency ratio	69.00%	68.69%	70.01%	31 bps	(101) bps	69.36%	71.43%	(207) bps

N.M. Not Meaningful.

•
Total non-interest expense for the third quarter of 2016 increased $6.6 million, or 3.0 percent, compared with the third quarter of 2015 and increased $1.6 million, or 0.7 percent compared with the second quarter of 2016. The increase from the third quarter of 2015 was primarily due to increases in other non-interest expense and occupancy and equipment expense, partially offset by a decrease in foreclosed real estate and repossessed assets, net expense. The increase from the second quarter of 2016 was primarily due to increases in foreclosed real estate and repossessed assets, net expense and occupancy and equipment expense, partially offset by a decrease in compensation and employee benefits expense.

•
Net expenses related to foreclosed real estate and repossessed assets decreased $1.4 million, or 25.3 percent, from the third quarter of 2015 and increased $1.1 million, or 35.3 percent, from the second quarter of 2016. The decrease from the third quarter of 2015 was primarily due to lower operating costs associated with maintaining fewer consumer and commercial properties and lower write-downs on existing foreclosed consumer properties, partially offset by lower gains on sales of consumer and commercial properties and higher repossessed asset expense. The increase from the second quarter of 2016 was primarily due to lower gains on sales of consumer and commercial properties.

Capital

Capital Information		Table 7

	At Sep. 30,	At Dec. 31,
(Dollars in thousands, except per-share data)	2016	2015
Total equity	$2,452,380	$2,306,917
Book value per common share	12.69	11.94
Tangible book value per common share(1)	11.36	10.59
Common equity to assets	10.29%	9.80%
Tangible common equity to tangible assets(1)	9.31	8.79
Capital accumulation rate(2)	8.93	10.44

	At Sep. 30,	At Dec. 31,
Regulatory Capital:	2016(3)	2015
Common equity Tier 1 capital	$1,936,029	$1,814,442
Tier 1 capital	2,215,312	2,092,195
Total capital	2,596,697	2,487,060

Regulatory Capital Ratios:
Common equity Tier 1 capital ratio	10.35%	10.00%
Tier 1 risk-based capital ratio	11.85	11.54
Total risk-based capital ratio	13.89	13.71
Tier 1 leverage ratio	10.66	10.46

(1) See "Reconciliation of GAAP to Non-GAAP Financial Measures" table.
(2) Calculated as the change in annualized year-to-date common equity Tier 1 capital as a percentage of prior year end common equity Tier 1 capital.
(3) The regulatory capital ratios for 3Q 2016 are preliminary pending completion and filing of the Company's regulatory reports.

•	TCF maintained strong capital ratios as the Company accumulates capital through earnings.

•
On October 19, 2016, TCF's Board of Directors declared a regular quarterly cash dividend of 7.5 cents per common share, payable on December 1, 2016, to stockholders of record at the close of business on November 15, 2016. TCF also declared dividends on the 7.50% Series A and 6.45% Series B Non-Cumulative Perpetual Preferred Stock, both payable on December 1, 2016, to stockholders of record at the close of business on November 15, 2016.

Webcast Information
A live webcast of TCF's conference call to discuss the third quarter earnings will be hosted at TCF's website, http://ir.tcfbank.com, on October 21, 2016 at 9:00 a.m. CDT. A slide presentation for the call will be available on the website prior to the call. Additionally, the webcast will be available for replay on TCF's website after the conference call. The website also includes free access to company news releases, TCF's annual report, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national bank holding company. As of September 30, 2016, TCF had $21.1 billion in total assets and 341 branches in Illinois, Minnesota, Michigan, Colorado, Wisconsin, Arizona and South Dakota providing retail and commercial banking services. TCF, through its subsidiaries, also conducts commercial leasing, equipment finance, and auto finance business in all 50 states and commercial inventory finance business in all 50 states and Canada. For more information about TCF, please visit http://ir.tcfbank.com.

Cautionary Statements for Purposes of the Safe Harbor Provisions of the Securities Litigation Reform Act
Any statements contained in this earnings release regarding the outlook for the Company's businesses and their respective markets, such as projections of future performance, guidance, statements of the Company's plans and objectives, forecasts of market trends and other matters, are forward-looking statements based on the Company's assumptions and beliefs. Such statements may be identified by such words or phrases as "will likely result," "are expected to," "will continue," "outlook," "will benefit," "is anticipated," "estimate," "project," "management believes" or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements and no assurance can be given that the results in any forward-looking statement will be achieved. For these statements, TCF claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events.

Certain factors could cause the Company's future results to differ materially from those expressed or implied in any forward-looking statements contained herein. These factors include the factors discussed in Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2015 under the heading "Risk Factors", the factors discussed below and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements. Since it is not possible to foresee all such factors, these factors should not be considered as complete or exhaustive.

Adverse Economic or Business Conditions; Competitive Conditions; Credit and Other Risks. Deterioration in general economic and banking industry conditions, including those arising from government shutdowns, defaults, anticipated defaults or rating agency downgrades of sovereign debt (including debt of the U.S.), or increases in unemployment; adverse economic, business and competitive developments such as shrinking interest margins, reduced demand for financial services and loan and lease products, deposit outflows, increased deposit costs due to competition for deposit growth and evolving payment system developments, deposit account attrition or an inability to increase the number of deposit accounts; customers completing financial transactions without using a bank; adverse changes in credit quality and other risks posed by TCF's loan, lease, investment, securities held to maturity and securities available for sale portfolios, including declines in commercial or residential real estate values, changes in the allowance for loan and lease losses dictated by new market conditions or regulatory requirements, or the inability of home equity line borrowers to make increased payments caused by increased interest rates or amortization of principal; deviations from estimates of prepayment rates and fluctuations in interest rates that result in decreases in the value of assets such as interest-only strips that arise in connection with TCF's loan sales activity; interest rate risks resulting from fluctuations in prevailing interest rates or other factors that result in a mismatch between yields earned on TCF's interest-earning assets and the rates paid on its deposits and borrowings; foreign currency exchange risks; counterparty risk, including the risk of defaults by our counterparties or diminished availability of counterparties who satisfy our credit quality requirements; decreases in demand for the types of equipment that TCF leases or finances; the effect of any negative publicity.

Legislative and Regulatory Requirements. New consumer protection and supervisory requirements and regulations, including those resulting from action by the Consumer Financial Protection Bureau and changes in the scope of Federal preemption of state laws that could be applied to national banks and their subsidiaries; the imposition of requirements that adversely impact TCF's deposit, lending, loan collection and other business activities such as mortgage foreclosure moratorium laws, further regulation of financial institution campus banking programs, use by municipalities of eminent domain on property securing troubled residential mortgage loans, or imposition of underwriting or other limitations that impact the ability to offer certain variable-rate products; changes affecting customer account charges and fee income, including changes to interchange rates; regulatory actions or changes in customer opt-in preferences with respect to overdrafts, which may have an adverse impact on TCF; changes to bankruptcy laws which would result in the loss of all or part of TCF's security interest due to collateral value declines; deficiencies in TCF's compliance under the Bank Secrecy Act in past or future periods, which may result in regulatory enforcement action including monetary penalties; increased health care costs resulting from Federal health care reform; regulatory criticism and resulting enforcement actions or other adverse consequences such as increased capital requirements, higher deposit insurance assessments or monetary damages or penalties; heightened regulatory practices, requirements or expectations, including, but not limited to, requirements related to enterprise risk management, the Bank Secrecy Act and anti-money laundering compliance activity.

Earnings/Capital Risks and Constraints, Liquidity Risks. Limitations on TCF's ability to pay dividends or to increase dividends because of financial performance deterioration, regulatory restrictions or limitations; increased deposit insurance premiums, special assessments or other costs related to adverse conditions in the banking industry; the impact on banks of regulatory reform, including additional capital, leverage, liquidity and risk management requirements or changes in the composition of qualifying regulatory capital; adverse changes in securities markets directly or indirectly affecting TCF's ability to sell assets or to fund its operations; diminished unsecured borrowing capacity resulting from TCF credit rating downgrades or unfavorable conditions in the credit markets that restrict or limit various funding sources; costs associated with new regulatory requirements or interpretive guidance relating to liquidity; uncertainties relating to future retail deposit account changes, including limitations on TCF's ability to predict customer behavior and the impact on TCF's fee revenues.

Branching Risk; Growth Risks. Adverse developments affecting TCF's supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches; costs related to closing underperforming branches; inability to timely close underperforming branches due to long-term lease obligations; slower than anticipated growth in existing or acquired businesses; inability to successfully execute on TCF's growth strategy through acquisitions or cross-selling opportunities; failure to expand or diversify TCF's balance sheet through new or expanded programs or opportunities; failure to successfully attract and retain new customers, including the failure to attract and retain manufacturers and dealers to expand the inventory finance business; failure to effectuate, and risks of claims related to, sales and securitizations of loans; risks related to new product additions and addition of distribution channels (or entry into new markets) for existing products.

Technological and Operational Matters. Technological or operational difficulties, loss or theft of information, cyber-attacks and other security breaches, counterparty failures and the possibility that deposit account losses (fraudulent checks, etc.) may increase; failure to keep pace with technological change, including the failure to develop and maintain technology necessary to satisfy customer demands; ability to attract and retain employees given competitive conditions.

Litigation Risks. Results of litigation or government enforcement actions, including class action litigation or enforcement actions concerning TCF's lending or deposit activities, including account opening/origination, servicing practices, fees or charges, employment practices, or checking account overdraft program "opt in" requirements; and possible increases in indemnification obligations for certain litigation against Visa U.S.A.

Accounting, Audit, Tax and Insurance Matters. Changes in accounting standards or interpretations of existing standards; federal or state monetary, fiscal or tax policies, including adoption of state legislation that would increase state taxes; ineffective internal controls; adverse federal, state or foreign tax assessments or findings in tax audits; lack of or inadequate insurance coverage for claims against TCF; potential for claims and legal action related to TCF's fiduciary responsibilities.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per-share data)
(Unaudited)

	Three Months Ended September 30,		Change
	2016	2015	$	%
Interest income:
Loans and leases	$210,765	$207,250	$3,515	1.7%
Securities available for sale	7,126	4,161	2,965	71.3
Securities held to maturity	1,049	1,361	(312)	(22.9)
Investments and other	13,786	10,832	2,954	27.3
Total interest income	232,726	223,604	9,122	4.1
Interest expense:
Deposits	15,851	12,302	3,549	28.8
Borrowings	4,857	6,032	(1,175)	(19.5)
Total interest expense	20,708	18,334	2,374	12.9
Net interest income	212,018	205,270	6,748	3.3
Provision for credit losses	13,894	10,018	3,876	38.7
Net interest income after provision for credit losses	198,124	195,252	2,872	1.5
Non-interest income:
Fees and service charges	35,093	36,991	(1,898)	(5.1)
Card revenue	13,747	13,803	(56)	(0.4)
ATM revenue	5,330	5,739	(409)	(7.1)
Subtotal	54,170	56,533	(2,363)	(4.2)
Gains on sales of auto loans, net	11,624	10,423	1,201	11.5
Gains on sales of consumer real estate loans, net	13,528	7,143	6,385	89.4
Servicing fee income	10,393	8,049	2,344	29.1
Subtotal	35,545	25,615	9,930	38.8
Leasing and equipment finance	28,289	27,165	1,124	4.1
Other	2,270	3,070	(800)	(26.1)
Fees and other revenue	120,274	112,383	7,891	7.0
Gains (losses) on securities, net	(600)	(131)	(469)	N.M.
Total non-interest income	119,674	112,252	7,422	6.6
Non-interest expense:
Compensation and employee benefits	117,155	116,708	447	0.4
Occupancy and equipment	37,938	34,159	3,779	11.1
FDIC insurance	4,082	4,832	(750)	(15.5)
Advertising and marketing	5,488	5,793	(305)	(5.3)
Other	49,851	45,750	4,101	9.0
Subtotal	214,514	207,242	7,272	3.5
Operating lease depreciation	10,038	9,485	553	5.8
Foreclosed real estate and repossessed assets, net	4,243	5,680	(1,437)	(25.3)
Other credit costs, net	83	(123)	206	N.M.
Total non-interest expense	228,878	222,284	6,594	3.0
Income before income tax expense	88,920	85,220	3,700	4.3
Income tax expense	30,257	30,528	(271)	(0.9)
Income after income tax expense	58,663	54,692	3,971	7.3
Income attributable to non-controlling interest	2,371	2,117	254	12.0
Net income attributable to TCF Financial Corporation	56,292	52,575	3,717	7.1
Preferred stock dividends	4,847	4,847	—	—
Net income available to common stockholders	$51,445	$47,728	$3,717	7.8

Net income per common share:
Basic	$0.31	$0.29	$0.02	6.9%
Diluted	0.31	0.29	0.02	6.9

Dividends declared per common share	$0.075	$0.05	$0.025	50.0%

Average common and common equivalent shares
outstanding (in thousands):
Basic	167,366	165,990	1,376	0.8%
Diluted	167,968	166,556	1,412	0.8

N.M. Not Meaningful.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per-share data)
(Unaudited)

	Nine Months Ended September 30,		Change
	2016	2015	$	%
Interest income:
Loans and leases	$639,698	$620,390	$19,308	3.1%
Securities available for sale	19,020	10,784	8,236	76.4
Securities held to maturity	3,484	4,150	(666)	(16.0)
Investments and other	36,870	31,155	5,715	18.3
Total interest income	699,072	666,479	32,593	4.9
Interest expense:
Deposits	46,735	34,454	12,281	35.6
Borrowings	15,677	17,306	(1,629)	(9.4)
Total interest expense	62,412	51,760	10,652	20.6
Net interest income	636,660	614,719	21,941	3.6
Provision for credit losses	45,986	35,337	10,649	30.1
Net interest income after provision for credit losses	590,674	579,382	11,292	1.9
Non-interest income:
Fees and service charges	102,532	107,258	(4,726)	(4.4)
Card revenue	41,193	40,606	587	1.4
ATM revenue	15,639	16,401	(762)	(4.6)
Subtotal	159,364	164,265	(4,901)	(3.0)
Gains on sales of auto loans, net	33,687	27,444	6,243	22.7
Gains on sales of consumer real estate loans, net	33,751	27,860	5,891	21.1
Servicing fee income	28,778	22,607	6,171	27.3
Subtotal	96,216	77,911	18,305	23.5
Leasing and equipment finance	87,850	75,774	12,076	15.9
Other	7,518	8,657	(1,139)	(13.2)
Fees and other revenue	350,948	326,607	24,341	7.5
Gains (losses) on securities, net	(716)	(268)	(448)	(167.2)
Total non-interest income	350,232	326,339	23,893	7.3
Non-interest expense:
Compensation and employee benefits	359,721	348,682	11,039	3.2
Occupancy and equipment	111,830	107,138	4,692	4.4
FDIC insurance	11,946	15,089	(3,143)	(20.8)
Advertising and marketing	17,053	17,466	(413)	(2.4)
Other	143,186	139,770	3,416	2.4
Subtotal	643,736	628,145	15,591	2.5
Operating lease depreciation	29,453	25,801	3,652	14.2
Foreclosed real estate and repossessed assets, net	11,298	18,253	(6,955)	(38.1)
Other credit costs, net	41	(39)	80	N.M.
Total non-interest expense	684,528	672,160	12,368	1.8
Income before income tax expense	256,378	233,561	22,817	9.8
Income tax expense	86,766	82,258	4,508	5.5
Income after income tax expense	169,612	151,303	18,309	12.1
Income attributable to non-controlling interest	7,580	6,672	908	13.6
Net income attributable to TCF Financial Corporation	162,032	144,631	17,401	12.0
Preferred stock dividends	14,541	14,541	—	—
Net income available to common stockholders	$147,491	$130,090	$17,401	13.4

Net income per common share:
Basic	$0.88	$0.79	$0.09	11.4%
Diluted	0.88	0.78	0.10	12.8

Dividends declared per common share	$0.225	$0.15	$0.075	50.0%

Average common and common equivalent shares
outstanding (in thousands):
Basic	167,155	165,479	1,676	1.0%
Diluted	167,708	166,013	1,695	1.0

N.M. Not Meaningful.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Dollars in thousands)
(Unaudited)

	Three Months Ended September 30,		Change
	2016	2015	$	%
Net income attributable to TCF Financial Corporation	$56,292	$52,575	$3,717	7.1%
Other comprehensive income (loss):
Securities available for sale and interest-only strips:
Unrealized gains (losses) arising during the period	(7,624)	9,972	(17,596)	N.M.
Reclassification of net (gains) losses to net income	425	281	144	51.2
Net investment hedges:
Unrealized gains (losses) arising during the period	904	2,858	(1,954)	(68.4)
Foreign currency translation adjustment:
Unrealized gains (losses) arising during the period	(957)	(3,049)	2,092	68.6
Recognized postretirement prior service cost:
Reclassification of net (gains) losses to net income	(12)	(12)	—	—
Income tax (expense) benefit	2,396	(4,947)	7,343	N.M.
Total other comprehensive income (loss)	(4,868)	5,103	(9,971)	N.M.
Comprehensive income	$51,424	$57,678	$(6,254)	(10.8)

	Nine Months Ended September 30,		Change
	2016	2015	$	%
Net income attributable to TCF Financial Corporation	$162,032	$144,631	$17,401	12.0%
Other comprehensive income (loss):
Securities available for sale and interest-only strips:
Unrealized gains (losses) arising during the period	32,639	2,971	29,668	N.M.
Reclassification of net (gains) losses to net income	1,448	871	577	66.2
Net investment hedges:
Unrealized gains (losses) arising during the period	(2,691)	5,772	(8,463)	N.M.
Foreign currency translation adjustment:
Unrealized gains (losses) arising during the period	2,791	(6,318)	9,109	N.M.
Recognized postretirement prior service cost:
Reclassification of net (gains) losses to net income	(35)	(35)	—	—
Income tax (expense) benefit	(11,911)	(3,618)	(8,293)	N.M.
Total other comprehensive income (loss)	22,241	(357)	22,598	N.M.
Comprehensive income	$184,273	$144,274	$39,999	27.7

N.M. Not Meaningful.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per-share data)
(Unaudited)

	At Sep. 30,	At Dec. 31,	Change
	2016	2015	$	%
ASSETS:
Cash and due from banks	$656,481	$889,337	$(232,856)	(26.2)%
Investments	59,707	70,537	(10,830)	(15.4)
Securities held to maturity	185,230	201,920	(16,690)	(8.3)
Securities available for sale	1,419,821	888,885	530,936	59.7
Loans and leases held for sale	386,673	157,625	229,048	145.3
Loans and leases:
Consumer real estate:
First mortgage lien	2,313,044	2,624,956	(311,912)	(11.9)
Junior lien	2,674,280	2,839,316	(165,036)	(5.8)
Total consumer real estate	4,987,324	5,464,272	(476,948)	(8.7)
Commercial	3,150,199	3,145,832	4,367	0.1
Leasing and equipment finance	4,236,224	4,012,248	223,976	5.6
Inventory finance	2,261,086	2,146,754	114,332	5.3
Auto finance	2,731,900	2,647,596	84,304	3.2
Other	17,886	19,297	(1,411)	(7.3)
Total loans and leases	17,384,619	17,435,999	(51,380)	(0.3)
Allowance for loan and lease losses	(155,841)	(156,054)	213	0.1
Net loans and leases	17,228,778	17,279,945	(51,167)	(0.3)
Premises and equipment, net	424,456	445,934	(21,478)	(4.8)
Goodwill	225,640	225,640	—	—
Other assets	497,370	529,786	(32,416)	(6.1)
Total assets	$21,084,156	$20,689,609	$394,547	1.9

LIABILITIES AND EQUITY:
Deposits:
Checking	$5,830,057	$5,690,559	$139,498	2.5%
Savings	4,670,281	4,717,457	(47,176)	(1.0)
Money market	2,450,576	2,408,180	42,396	1.8
Certificates of deposit	4,283,292	3,903,793	379,499	9.7
Total deposits	17,234,206	16,719,989	514,217	3.1
Short-term borrowings	1,514	5,381	(3,867)	(71.9)
Long-term borrowings	713,996	1,034,557	(320,561)	(31.0)
Total borrowings	715,510	1,039,938	(324,428)	(31.2)
Accrued expenses and other liabilities	682,060	622,765	59,295	9.5
Total liabilities	18,631,776	18,382,692	249,084	1.4
Equity:
Preferred stock, par value $0.01 per share, 30,000,000 shares authorized;
4,006,900 shares issued	263,240	263,240	—	—
Common stock, par value $0.01 per share, 280,000,000 shares authorized;
170,993,800 and 169,887,030 shares issued, respectively	1,710	1,699	11	0.6
Additional paid-in capital	860,487	851,836	8,651	1.0
Retained earnings, subject to certain restrictions	1,350,215	1,240,347	109,868	8.9
Accumulated other comprehensive income (loss)	6,895	(15,346)	22,241	N.M.
Treasury stock at cost, 42,566 shares, and other	(49,093)	(50,860)	1,767	3.5
Total TCF Financial Corporation stockholders' equity	2,433,454	2,290,916	142,538	6.2
Non-controlling interest in subsidiaries	18,926	16,001	2,925	18.3
Total equity	2,452,380	2,306,917	145,463	6.3
Total liabilities and equity	$21,084,156	$20,689,609	$394,547	1.9

N.M. Not Meaningful.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
SUMMARY OF CREDIT QUALITY DATA
(Dollars in thousands)
(Unaudited)

Over 60-Day Delinquencies as a Percentage of Portfolio(1)

	At	At	At	At	At	Change from
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,		Sep. 30,
	2016	2016	2016	2015	2015	2016		2015
Consumer real estate:
First mortgage lien	0.33%	0.34%	0.38%	0.46%	0.36%	(1)	bps	(3)	bps
Junior lien	0.03	0.03	0.05	0.05	0.08	—		(5)
Total consumer real estate	0.16	0.17	0.20	0.23	0.21	(1)		(5)
Commercial	0.01	0.11	—	—	0.25	(10)		(24)
Leasing and equipment finance	0.14	0.13	0.12	0.06	0.19	1		(5)
Inventory finance	0.01	—	—	0.01	0.01	1		—
Auto finance	0.20	0.13	0.09	0.14	0.11	7		9
Other	0.06	0.40	0.16	0.13	0.17	(34)		(11)
Subtotal	0.11	0.12	0.10	0.11	0.17	(1)		(6)
Acquired portfolios	0.48	0.41	0.41	0.41	0.37	7		11
Total delinquencies	0.12	0.12	0.10	0.11	0.17	—		(5)

(1)	Excludes non-accrual loans and leases.

Net Charge-Offs as a Percentage of Average Loans and Leases

	Quarter Ended(1)					Change from
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,		Sep. 30,
	2016	2016	2016	2015	2015	2016		2015
Consumer real estate:
First mortgage lien	0.34%	0.35%	0.55%	0.54%	0.53%	(1)	bps	(19)	bps
Junior lien	0.04	0.05	0.17	0.17	0.11	(1)		(7)
Total consumer real estate	0.17	0.19	0.35	0.34	0.32	(2)		(15)
Commercial	(0.01)	0.08	(0.02)	0.05	—	(9)		(1)
Leasing and equipment finance	0.18	0.11	0.13	0.16	0.09	7		9
Inventory finance	0.10	0.09	0.04	0.05	0.03	1		7
Auto finance	0.86	0.69	0.81	0.75	0.62	17		24
Other	N.M.	N.M.	N.M.	N.M.	N.M.	N.M.		N.M.
Total	0.26	0.23	0.27	0.29	0.23	3		3

N.M. Not Meaningful.

(1)	Annualized.

Non-Accrual Loans and Leases Rollforward

	Quarter Ended					Change from
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Sep. 30,
	2016	2016	2016	2015	2015	2016	2015
Balance, beginning of period	$195,542	$198,649	$200,466	$206,110	$205,710	$(3,107)	$(10,168)
Additions	28,697	35,280	38,029	44,387	48,505	(6,583)	(19,808)
Charge-offs	(5,670)	(5,475)	(7,436)	(9,002)	(7,055)	(195)	1,385
Transfers to other assets	(11,687)	(10,310)	(12,342)	(13,612)	(16,400)	(1,377)	4,713
Return to accrual status	(5,447)	(6,687)	(7,698)	(9,282)	(10,190)	1,240	4,743
Payments received	(13,845)	(17,774)	(15,551)	(20,103)	(14,721)	3,929	876
Sales	—	(900)	—	(775)	(705)	900	705
Other, net	2,457	2,759	3,181	2,743	966	(302)	1,491
Balance, end of period	$190,047	$195,542	$198,649	$200,466	$206,110	$(5,495)	$(16,063)

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
SUMMARY OF CREDIT QUALITY DATA, CONTINUED
(Dollars in thousands)
(Unaudited)

Other Real Estate Owned Rollforward

	Quarter Ended					Change from
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Sep. 30,
	2016	2016	2016	2015	2015	2016	2015
Balance, beginning of period	$36,792	$42,441	$49,982	$58,584	$58,007	$(5,649)	$(21,215)
Transferred in	10,124	9,661	10,575	12,626	15,087	463	(4,963)
Sales	(12,997)	(16,058)	(18,885)	(19,174)	(13,442)	3,061	445
Writedowns	(1,984)	(2,027)	(2,744)	(2,130)	(2,868)	43	884
Other, net	1,777	2,775	3,513	76	1,800	(998)	(23)
Balance, end of period	$33,712	$36,792	$42,441	$49,982	$58,584	$(3,080)	$(24,872)

Allowance for Loan and Lease Losses

	At		At		At		At		At
	Sep. 30,		Jun. 30,		Mar. 31,		Dec. 31,		Sep. 30,
	2016		2016		2016		2015		2015
		% of		% of		% of		% of		% of
	Balance	Portfolio	Balance	Portfolio	Balance	Portfolio	Balance	Portfolio	Balance	Portfolio
Consumer real estate	$62,092	1.24%	$64,765	1.27%	$66,728	1.27%	$67,992	1.24%	$70,329	1.25%
Commercial	31,648	1.00	31,161	1.01	31,547	1.01	30,185	0.96	30,006	0.96
Leasing and equipment finance	20,649	0.49	20,124	0.49	19,454	0.49	19,018	0.47	18,177	0.47
Inventory finance	11,807	0.52	12,084	0.52	13,306	0.50	11,128	0.52	11,121	0.52
Auto finance	29,115	1.07	29,772	1.06	28,535	1.02	26,486	1.00	23,722	0.98
Other	530	2.96	666	3.19	504	2.66	1,245	6.45	607	2.94
Total	$155,841	0.90	$158,572	0.91	$160,074	0.90	$156,054	0.90	$153,962	0.90

Changes in Allowance for Loan and Lease Losses

	Quarter Ended					Change from
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Sep. 30,
	2016	2016	2016	2015	2015	2016	2015
Balance, beginning of period	$158,572	$160,074	$156,054	$153,962	$156,115	$(1,502)	$2,457
Charge-offs	(16,244)	(14,723)	(16,667)	(18,101)	(15,338)	(1,521)	(906)
Recoveries	4,779	4,592	4,761	5,523	5,397	187	(618)
Net (charge-offs) recoveries	(11,465)	(10,131)	(11,906)	(12,578)	(9,941)	(1,334)	(1,524)
Provision for credit losses	13,894	13,250	18,842	17,607	10,018	644	3,876
Other	(5,160)	(4,621)	(2,916)	(2,937)	(2,230)	(539)	(2,930)
Balance, end of period	$155,841	$158,572	$160,074	$156,054	$153,962	$(2,731)	$1,879

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Dollars in thousands)
(Unaudited)

	Three Months Ended September 30,
	2016			2015
	Average		Yields and	Average		Yields and
	Balance	Interest(1)	Rates(1)(2)	Balance	Interest(1)	Rates(1)(2)
ASSETS:
Investments and other	$331,107	$2,380	2.86%	$463,312	$2,937	2.52%
Securities held to maturity	187,414	1,049	2.24	205,264	1,361	2.65
Securities available for sale:(3)
Taxable	747,890	4,167	2.23	601,889	3,658	2.43
Tax-exempt(4)	570,013	4,553	3.19	92,484	774	3.35
Loans and leases held for sale	558,649	11,406	8.12	348,215	7,895	9.00
Loans and leases:(5)
Consumer real estate:
Fixed-rate	2,216,945	32,041	5.75	2,637,875	37,988	5.72
Variable-rate	2,918,631	38,796	5.29	2,968,507	38,287	5.12
Total consumer real estate	5,135,576	70,837	5.49	5,606,382	76,275	5.40
Commercial:
Fixed-rate	944,347	11,675	4.92	1,137,744	14,484	5.05
Variable- and adjustable-rate	2,147,768	21,121	3.91	1,980,280	18,958	3.80
Total commercial	3,092,115	32,796	4.22	3,118,024	33,442	4.26
Leasing and equipment finance	4,147,488	46,422	4.48	3,821,590	43,863	4.59
Inventory finance	2,272,409	34,665	6.07	2,036,054	29,915	5.83
Auto finance	2,670,272	27,251	4.06	2,361,057	24,557	4.13
Other	9,252	136	5.85	9,833	157	6.31
Total loans and leases	17,327,112	212,107	4.88	16,952,940	208,209	4.88
Total interest-earning assets	19,722,185	235,662	4.76	18,664,104	224,834	4.79
Other assets(6)	1,303,670			1,217,396
Total assets	$21,025,855			$19,881,500
LIABILITIES AND EQUITY:
Non-interest bearing deposits:
Retail	$1,771,840			$1,649,995
Small business	894,761			852,211
Commercial and custodial	583,430			516,461
Total non-interest bearing deposits	3,250,031			3,018,667
Interest-bearing deposits:
Checking	2,434,934	88	0.01	2,399,119	135	0.02
Savings	4,661,565	399	0.03	4,860,509	638	0.05
Money market	2,496,590	3,823	0.61	2,297,893	3,571	0.62
Certificates of deposit	4,304,990	11,541	1.07	3,400,282	7,958	0.93
Total interest-bearing deposits	13,898,079	15,851	0.45	12,957,803	12,302	0.38
Total deposits	17,148,110	15,851	0.37	15,976,470	12,302	0.31
Borrowings:
Short-term borrowings	8,485	19	0.86	30,326	17	0.22
Long-term borrowings	729,737	4,838	2.65	1,057,903	6,015	2.27
Total borrowings	738,222	4,857	2.63	1,088,229	6,032	2.21
Total interest-bearing liabilities	14,636,301	20,708	0.56	14,046,032	18,334	0.52
Total deposits and borrowings	17,886,332	20,708	0.46	17,064,699	18,334	0.43
Other liabilities	708,048			578,718
Total liabilities	18,594,380			17,643,417
Total TCF Financial Corp. stockholders' equity	2,409,312			2,218,614
Non-controlling interest in subsidiaries	22,163			19,469
Total equity	2,431,475			2,238,083
Total liabilities and equity	$21,025,855			$19,881,500
Net interest income and margin		$214,954	4.34		$206,500	4.40

(1)	Interest and yields are presented on a fully tax-equivalent basis.

(2)	Annualized.

(3)	Average balances and yields of securities available for sale are based upon historical amortized cost and exclude equity securities.

(4)	The yield on tax-exempt securities available for sale is computed on a tax-equivalent basis using a statutory federal income tax rate of 35% for all periods presented.

(5)	Average balances of loans and leases include non-accrual loans and leases and are presented net of unearned income.

(6)	Includes leased equipment and related initial direct costs under operating leases of $138.2 million and $107.5 million for the third quarters of 2016 and 2015, respectively.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Dollars in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2016			2015
	Average		Yields and	Average		Yields and
	Balance	Interest(1)	Rates(1)(2)	Balance	Interest(1)	Rates(1)(2)
ASSETS:
Investments and other	$334,210	$6,992	2.79%	$559,443	$9,650	2.31%
Securities held to maturity	193,780	3,484	2.40	208,891	4,150	2.65
Securities available for sale:(3)
Taxable	695,721	11,838	2.27	548,161	10,239	2.49
Tax-exempt(4)	457,308	11,049	3.22	33,640	839	3.33
Loans and leases held for sale	475,017	29,878	8.40	322,022	21,505	8.93
Loans and leases:(5)
Consumer real estate:
Fixed-rate	2,324,648	100,386	5.77	2,774,523	121,044	5.83
Variable-rate	2,959,168	117,625	5.31	2,853,636	109,476	5.13
Total consumer real estate	5,283,816	218,011	5.51	5,628,159	230,520	5.48
Commercial:
Fixed-rate	979,913	36,233	4.94	1,201,022	45,168	5.03
Variable- and adjustable-rate	2,140,039	63,601	3.97	1,938,947	55,972	3.86
Total commercial	3,119,952	99,834	4.27	3,139,969	101,140	4.31
Leasing and equipment finance	4,057,755	135,900	4.47	3,767,954	131,086	4.64
Inventory finance	2,422,979	105,633	5.82	2,145,535	91,671	5.71
Auto finance	2,708,470	83,748	4.13	2,198,983	68,041	4.14
Other	9,617	413	5.75	10,721	555	6.92
Total loans and leases	17,602,589	643,539	4.88	16,891,321	623,013	4.93
Total interest-earning assets	19,758,625	706,780	4.78	18,563,478	669,396	4.82
Other assets(6)	1,295,913			1,220,205
Total assets	$21,054,538			$19,783,683
LIABILITIES AND EQUITY:
Non-interest bearing deposits:
Retail	$1,780,397			$1,665,489
Small business	870,024			826,581
Commercial and custodial	575,513			501,297
Total non-interest bearing deposits	3,225,934			2,993,367
Interest-bearing deposits:
Checking	2,451,330	261	0.01	2,400,338	423	0.02
Savings	4,679,737	1,081	0.03	5,011,341	2,539	0.07
Money market	2,509,033	11,663	0.62	2,236,811	10,588	0.63
Certificates of deposit	4,239,676	33,730	1.06	3,187,577	20,904	0.88
Total interest-bearing deposits	13,879,776	46,735	0.45	12,836,067	34,454	0.36
Total deposits	17,105,710	46,735	0.36	15,829,434	34,454	0.29
Borrowings:
Short-term borrowings	7,718	42	0.72	15,606	47	0.40
Long-term borrowings	877,123	15,635	2.38	1,156,104	17,259	1.99
Total borrowings	884,841	15,677	2.36	1,171,710	17,306	1.97
Total interest-bearing liabilities	14,764,617	62,412	0.56	14,007,777	51,760	0.49
Total deposits and borrowings	17,990,551	62,412	0.46	17,001,144	51,760	0.41
Other liabilities	683,198			587,168
Total liabilities	18,673,749			17,588,312
Total TCF Financial Corp. stockholders' equity	2,358,387			2,175,676
Non-controlling interest in subsidiaries	22,402			19,695
Total equity	2,380,789			2,195,371
Total liabilities and equity	$21,054,538			$19,783,683
Net interest income and margin		$644,368	4.35		$617,636	4.45

(1)	Interest and yields are presented on a fully tax-equivalent basis.

(2)	Annualized.

(3)	Average balances and yields of securities available for sale are based upon historical amortized cost and exclude equity securities.

(4)	The yield on tax-exempt securities available for sale is computed on a tax-equivalent basis using a statutory federal income tax rate of 35% for all periods presented.

(5)	Average balances of loans and leases include non-accrual loans and leases and are presented net of unearned income.

(6)	Includes leased equipment and related initial direct costs under operating leases of $134.6 million and $97.5 million for the nine months ended September 30, 2016 and 2015, respectively.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per-share data)
(Unaudited)

	Three Months Ended
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
	2016	2016	2016	2015	2015
Interest income:
Loans and leases	$210,765	$214,128	$214,805	$212,346	$207,250
Securities available for sale	7,126	6,396	5,498	4,864	4,161
Securities held to maturity	1,049	1,116	1,319	1,336	1,361
Investments and other	13,786	12,364	10,720	6,905	10,832
Total interest income	232,726	234,004	232,342	225,451	223,604
Interest expense:
Deposits	15,851	15,893	14,991	13,772	12,302
Borrowings	4,857	5,127	5,693	6,010	6,032
Total interest expense	20,708	21,020	20,684	19,782	18,334
Net interest income	212,018	212,984	211,658	205,669	205,270
Provision for credit losses	13,894	13,250	18,842	17,607	10,018
Net interest income after provision for credit losses	198,124	199,734	192,816	188,062	195,252
Non-interest income:
Fees and service charges	35,093	34,622	32,817	37,741	36,991
Card revenue	13,747	14,083	13,363	13,781	13,803
ATM revenue	5,330	5,288	5,021	5,143	5,739
Subtotal	54,170	53,993	51,201	56,665	56,533
Gains on sales of auto loans, net	11,624	10,143	11,920	3,136	10,423
Gains on sales of consumer real estate loans, net	13,528	10,839	9,384	13,104	7,143
Servicing fee income	10,393	9,502	8,883	8,622	8,049
Subtotal	35,545	30,484	30,187	24,862	25,615
Leasing and equipment finance	28,289	31,074	28,487	32,355	27,165
Other	2,270	2,405	2,843	1,806	3,070
Fees and other revenue	120,274	117,956	112,718	115,688	112,383
Gains (losses) on securities, net	(600)	—	(116)	(29)	(131)
Total non-interest income	119,674	117,956	112,602	115,659	112,252
Non-interest expense:
Compensation and employee benefits	117,155	118,093	124,473	109,061	116,708
Occupancy and equipment	37,938	36,884	37,008	37,824	34,159
FDIC insurance	4,082	3,751	4,113	5,173	4,832
Advertising and marketing	5,488	5,678	5,887	5,316	5,793
Other	49,851	49,987	43,348	46,441	45,750
Subtotal	214,514	214,393	214,829	203,815	207,242
Operating lease depreciation	10,038	9,842	9,573	13,608	9,485
Foreclosed real estate and repossessed assets, net	4,243	3,135	3,920	4,940	5,680
Other credit costs, net	83	(54)	12	224	(123)
Total non-interest expense	228,878	227,316	228,334	222,587	222,284
Income before income tax expense	88,920	90,374	77,084	81,134	85,220
Income tax expense	30,257	29,706	26,803	26,614	30,528
Income after income tax expense	58,663	60,668	50,281	54,520	54,692
Income attributable to non-controlling interest	2,371	2,974	2,235	2,028	2,117
Net income attributable to TCF Financial Corporation	56,292	57,694	48,046	52,492	52,575
Preferred stock dividends	4,847	4,847	4,847	4,847	4,847
Net income available to common stockholders	$51,445	$52,847	$43,199	$47,645	$47,728

Net income per common share:
Basic	$0.31	$0.32	$0.26	$0.29	$0.29
Diluted	0.31	0.31	0.26	0.29	0.29

Dividends declared per common share	$0.075	$0.075	$0.075	$0.075	$0.05

Financial highlights:
Pre-tax pre-provision profit(1)	$102,814	$103,624	$95,926	$98,741	$95,238
Return on average assets(2)	1.12%	1.14%	0.96%	1.08%	1.10%
Return on average common equity(2)	9.59	10.09	8.45	9.53	9.76
Net interest margin(2)	4.34	4.35	4.37	4.35	4.40

(1)	Pre-tax pre-provision profit is calculated as total revenues less non-interest expense.

(2)	Annualized.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS
(In thousands)
(Unaudited)

	Sep. 30, 2016	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sep. 30, 2015
ASSETS:
Investments and other	$331,107	$322,477	$349,079	$405,252	$463,312
Securities held to maturity	187,414	194,693	199,303	201,944	205,264
Securities available for sale:(1)
Taxable	747,890	697,902	640,796	611,816	601,889
Tax-exempt	570,013	481,246	319,427	221,113	92,484
Loans and leases held for sale	558,649	497,797	367,686	180,278	348,215
Loans and leases:(2)
Consumer real estate:
Fixed-rate	2,216,945	2,327,409	2,430,773	2,520,567	2,637,875
Variable-rate	2,918,631	2,931,318	3,028,001	3,083,957	2,968,507
Total consumer real estate	5,135,576	5,258,727	5,458,774	5,604,524	5,606,382
Commercial:
Fixed-rate	944,347	982,914	1,012,870	1,090,001	1,137,744
Variable- and adjustable-rate	2,147,768	2,127,032	2,145,231	2,027,982	1,980,280
Total commercial	3,092,115	3,109,946	3,158,101	3,117,983	3,118,024
Leasing and equipment finance	4,147,488	4,032,112	3,992,678	3,911,025	3,821,590
Inventory finance	2,272,409	2,564,648	2,433,534	2,180,534	2,036,054
Auto finance	2,670,272	2,751,679	2,703,880	2,514,923	2,361,057
Other	9,252	9,585	10,018	9,060	9,833
Total loans and leases	17,327,112	17,726,697	17,756,985	17,338,049	16,952,940
Total interest-earning assets	19,722,185	19,920,812	19,633,276	18,958,452	18,664,104
Other assets(3)	1,303,670	1,286,506	1,297,479	1,245,751	1,217,396
Total assets	$21,025,855	$21,207,318	$20,930,755	$20,204,203	$19,881,500

LIABILITIES AND EQUITY:
Non-interest-bearing deposits:
Retail	$1,771,840	$1,817,734	$1,751,710	$1,639,550	$1,649,995
Small business	894,761	861,394	853,645	874,892	852,211
Commercial and custodial	583,430	582,041	560,983	525,692	516,461
Total non-interest bearing deposits	3,250,031	3,261,169	3,166,338	3,040,134	3,018,667
Interest-bearing deposits:
Checking	2,434,934	2,478,673	2,440,563	2,384,452	2,399,119
Savings	4,661,565	4,677,681	4,700,164	4,721,571	4,860,509
Money market	2,496,590	2,557,897	2,472,751	2,349,127	2,297,893
Certificates of deposit	4,304,990	4,308,367	4,104,951	3,793,653	3,400,282
Total interest-bearing deposits	13,898,079	14,022,618	13,718,429	13,248,803	12,957,803
Total deposits	17,148,110	17,283,787	16,884,767	16,288,937	15,976,470
Borrowings:
Short-term borrowings	8,485	9,100	5,562	28,364	30,326
Long-term borrowings	729,737	840,739	1,062,513	1,009,591	1,057,903
Total borrowings	738,222	849,839	1,068,075	1,037,955	1,088,229
Total interest-bearing liabilities	14,636,301	14,872,457	14,786,504	14,286,758	14,046,032
Total deposits and borrowings	17,886,332	18,133,626	17,952,842	17,326,892	17,064,699
Other liabilities	708,048	690,363	650,908	595,317	578,718
Total liabilities	18,594,380	18,823,989	18,603,750	17,922,209	17,643,417
Total TCF Financial Corporation stockholders' equity	2,409,312	2,357,509	2,307,781	2,263,018	2,218,614
Non-controlling interest in subsidiaries	22,163	25,820	19,224	18,976	19,469
Total equity	2,431,475	2,383,329	2,327,005	2,281,994	2,238,083
Total liabilities and equity	$21,025,855	$21,207,318	$20,930,755	$20,204,203	$19,881,500

(1)	Average balances of securities available for sale are based upon historical amortized cost and exclude equity securities.

(2)	Average balances of loans and leases include non-accrual loans and leases and are presented net of unearned income.

(3)
Includes leased equipment and related initial direct costs under operating leases of $138.2 million, $131.9 million, $133.6 million, $123.8 million and $107.5 million for the third quarter, second quarter and first quarter of 2016, and for the fourth quarter and third quarter of 2015, respectively.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED QUARTERLY YIELDS AND RATES(1)(2)
(Unaudited)

	Sep. 30, 2016	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sep. 30, 2015
ASSETS:
Investments and other	2.86%	2.99%	2.55%	2.59%	2.52%
Securities held to maturity	2.24	2.29	2.65	2.64	2.65
Securities available for sale:(3)
Taxable	2.23	2.21	2.38	2.41	2.43
Tax-exempt(4)	3.19	3.25	3.24	3.26	3.35
Loans and leases held for sale	8.12	8.05	9.30	9.38	9.00
Loans and leases:
Consumer real estate:
Fixed-rate	5.75	5.73	5.82	5.73	5.72
Variable-rate	5.29	5.32	5.32	5.18	5.12
Total consumer real estate	5.49	5.50	5.54	5.43	5.40
Commercial:
Fixed-rate	4.92	4.96	4.94	5.05	5.05
Variable- and adjustable-rate	3.91	4.00	4.00	4.05	3.80
Total commercial	4.22	4.30	4.30	4.40	4.26
Leasing and equipment finance	4.48	4.45	4.47	4.55	4.59
Inventory finance	6.07	5.74	5.68	5.66	5.83
Auto finance	4.06	4.19	4.14	4.17	4.13
Other	5.85	5.77	5.63	6.88	6.31
Total loans and leases	4.88	4.88	4.89	4.89	4.88

Total interest-earning assets	4.76	4.77	4.80	4.76	4.79

LIABILITIES:
Interest-bearing deposits:
Checking	0.01	0.02	0.01	0.02	0.02
Savings	0.03	0.03	0.03	0.04	0.05
Money market	0.61	0.63	0.62	0.62	0.62
Certificates of deposit	1.07	1.07	1.05	1.00	0.93
Total interest-bearing deposits	0.45	0.46	0.44	0.41	0.38
Total deposits	0.37	0.37	0.36	0.34	0.31
Borrowings:
Short-term borrowings	0.86	0.71	0.53	0.09	0.22
Long-term borrowings	2.65	2.43	2.14	2.37	2.27
Total borrowings	2.63	2.42	2.13	2.31	2.21

Total interest-bearing liabilities	0.56	0.57	0.56	0.55	0.52

Net interest margin	4.34	4.35	4.37	4.35	4.40

(1)	Annualized.

(2)	Yields are presented on a fully tax-equivalent basis.

(3)	Average yields of securities available for sale are based upon historical amortized cost and exclude equity securities.

(4)	The yield on tax-exempt securities available for sale is computed on a tax-equivalent basis using a statutory federal income tax rate of 35% for all periods presented.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES(1)
(Dollars in thousands)
(Unaudited)
		At Sep. 30,	At Dec. 31,
		2016	2015
Computation of tangible common equity to tangible assets and tangible book value per common share:
Total equity		$2,452,380	$2,306,917
Less: Non-controlling interest in subsidiaries		18,926	16,001
Total TCF Financial Corporation stockholders' equity		2,433,454	2,290,916
Less: Preferred stock		263,240	263,240
Total common stockholders' equity	(a)	2,170,214	2,027,676
Less:
Goodwill		225,640	225,640
Other intangibles		2,028	3,126
Tangible common equity	(b)	$1,942,546	$1,798,910

Total assets	(c)	$21,084,156	$20,689,609
Less:
Goodwill		225,640	225,640
Other intangibles		2,028	3,126
Tangible assets	(d)	$20,856,488	$20,460,843

Common stock shares outstanding	(e)	170,951,234	169,844,464

Common equity to assets	(a) / (c)	10.29%	9.80%
Tangible common equity to tangible assets	(b) / (d)	9.31%	8.79%

Book value per common share	(a) / (e)	$12.69	$11.94
Tangible book value per common share	(b) / (e)	$11.36	$10.59

		Three Months Ended			Nine Months Ended
		Sep. 30,	Jun. 30,	Sep. 30,	Sep. 30,	Sep. 30,
		2016	2016	2015	2016	2015
Computation of return on average tangible common equity:
Net income available to common stockholders	(f)	$51,445	$52,847	$47,728	$147,491	$130,090
Plus: Other intangibles amortization		366	366	392	1,098	1,170
Less: Income tax expense attributable to other intangibles amortization		128	129	144	385	431
Adjusted net income available to common stockholders	(g)	$51,683	$53,084	$47,976	$148,204	$130,829

Average balances:
Total equity		$2,431,475	$2,383,329	$2,238,083	$2,380,789	$2,195,371
Less: Non-controlling interest in subsidiaries		22,163	25,820	19,469	22,402	19,695
Total TCF Financial Corporation stockholders' equity		2,409,312	2,357,509	2,218,614	2,358,387	2,175,676
Less: Preferred stock		263,240	263,240	263,240	263,240	263,240
Average total common stockholders' equity	(h)	2,146,072	2,094,269	1,955,374	2,095,147	1,912,436
Less:
Goodwill		225,640	225,640	225,640	225,640	225,640
Other intangibles		2,233	2,596	3,738	2,597	4,104
Average tangible common equity	(i)	$1,918,199	$1,866,033	$1,725,996	$1,866,910	$1,682,692

Return on average common equity(2)	(f) / (h)	9.59%	10.09%	9.76%	9.39%	9.07%
Return on average tangible common equity(2)	(g) / (i)	10.78%	11.38%	11.12%	10.58%	10.37%

(1)
When evaluating capital adequacy and utilization, management considers financial measures such as tangible common equity to tangible assets, tangible book value per common share and return on average tangible common equity. These measures are non-GAAP financial measures and are viewed by management as useful indicators of capital levels available to withstand unexpected market or economic conditions and also provide investors, regulators and other users with information to be viewed in relation to other banking institutions.

(2)	Annualized.

###